Exhibit 10.3

December 7, 2016

RE:	Closing Statement in connection with the Note Purchase Agreement between Omagine Inc. (“Company”) and YA II PN, Ltd. (“Investor”).

This letter shall constitute the Closing Statement agreed upon between the Company and the Investor regarding various payments and transfers to be made by the parties in connection with Note Purchase Agreement dated December 7, 2016 (“Subscription Agreement”).

The parties hereby agree that the Investor shall make the payments and transfers set forth below in accordance with the wire instructions to the account of each recipient as set forth on Schedule A attached hereto (or otherwise provided to the Investor):

Gross Proceeds to be paid to the Company:	$750,000.00
Less:
Commitment Fee to be paid to the YA Global II SPV LLC (as designee of the Investor):	$(75,000.00)

Repayment of prior promissory note balance to YA II PN, Ltd.	$(432,709.59)

Net Proceeds to the Company:	$242,290.41

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Omagine Inc.

By:	/s/ Charles P. Kuczynski
Name:	Charles P. Kuczynski
Title:	Vice President and Secretary

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global, LLC
	Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	Managing Member & General Counsel

2

SCHEDULE A

ACCOUNT INSTRUCTIONS

Omagine Inc.

Omagine, Inc.

Account Number  4830 5726 9673

Bank of America

ABA # 021000322

Swift ID: BOFAUS3N

358 Fifth Avenue

New York, N.Y. 10001

Bank Contact: Sydney Haines

Telephone: 212-613-1240

YA Global II SPV LLC and the Investor:

Instructions on file.